Report of Independent Registered
Public
Accounting Firm

To the Shareholders and Board of
Trustees
of
Voyageur Tax Free Funds

In planning and performing our
audit of the
financial statements of Voyageur
Tax Free
Funds (the Trust) as of and for the
year
ended August 31, 2007, in
accordance with
the standards of the Public Company
Accounting Oversight Board (United
States), we considered its internal
control
over financial reporting, including
control
activities for safeguarding
securities, as a
basis for designing our auditing
procedures
for the purpose of expressing our
opinion on
the financial statements and to
comply with
the requirements of Form NSAR, but
not
for the purpose of expressing an
opinion on
the effectiveness of the Trusts
internal
control over financial reporting.
Accordingly, we express no such
opinion.

The management of the Trust is
responsible
for establishing and maintaining
effective
internal control over financial
reporting. In
fulfilling this responsibility,
estimates and
judgments by management are
required to
assess the expected benefits and
related
costs of controls. A companys
internal
control over financial reporting is
a process
designed to provide reasonable
assurance
regarding the reliability of
financial
reporting and the preparation of
financial
statements for external purposes in
accordance with generally accepted
accounting principles. Such
internal control
includes policies and procedures
that
provide reasonable assurance
regarding
prevention or timely detection of
unauthorized acquisition, use or
disposition
of a companys assets that could
have a
material effect on the financial
statements.

Because of its inherent
limitations, internal
control over financial reporting
may not
prevent or detect misstatements.
Also,
projections of any evaluation of
effectiveness to future periods are
subject to
the risk that controls may become
inadequate because of changes in
conditions,
or that the degree of compliance
with the
policies or procedures may
deteriorate.

A control deficiency exists when
the design
or operation of a control does not
allow
management or employees, in the
normal
course of performing their assigned
functions, to prevent or detect
misstatements
on a timely basis. A significant
deficiency is
a control deficiency, or
combination of
control deficiencies, that
adversely affects
the companys ability to initiate,
authorize,
record, process or report external
financial
data reliably in accordance with
generally
accepted accounting principles such
that
there is more than a remote
likelihood that a
misstatement of the companys annual
or
interim financial statements that
is more
than inconsequential will not be
prevented
or detected. A material weakness is
a
significant deficiency, or
combination of
significant deficiencies, that
results in more
than a remote likelihood that a
material
misstatement of the annual or
interim
financial statements will not be
prevented or
detected.


Our consideration of the Trusts
internal
control over financial reporting
was for the
limited purpose described in the
first
paragraph and would not necessarily
disclose all deficiencies in
internal control
that might be significant
deficiencies or
material weaknesses under standards
established by the Public Company
Accounting Oversight Board (United
States). However, we noted no
deficiencies
in the Trusts internal control over
financial
reporting and its operation,
including
controls for safeguarding
securities, that we
consider to be a material weakness
as
defined above as of August 31,
2007.

This report is intended solely for
the
information and use of management
and the
Board of Trustees of the Trust and
the
Securities and Exchange Commission
and is
not intended to be and should not
be used by
anyone other than these specified
parties.

/s/ earnst & young

Philadelphia, Pennsylvania
October 18, 2007